UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
REGENCY ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	16-1731691 (IRS Employer Identification No.)
Securities to be registered pursuant to Section 12(g) of the Act:

Name of each exchange on which each
Title of each class to be so registered	class is to be registered
Units representing limited partner interests	The Nasdaq National Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-128332 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: common units representing limited partner interests

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the units representing limited partner interests in Regency Energy Partners LP (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128332) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on September 15, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128332), initially filed with the Securities and Exchange Commission on September 15, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Form of Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on From S-1).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGENCY ENERGY PARTNERS LP

		By:	REGENCY GP LP, its General Partner

			By:	REGENCY GP LLC, its General Partner

		By:	/s/ William E. Joor III

William E. Joor III
Date:	January 24, 2006		Executive Vice President, Chief Legal and
Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128332), initially filed with the Securities and Exchange Commission on September 15, 2005 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Form of Fourth Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on From S-1).